Exhibit 32.1

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of RC2 Corporation (the "Company") certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2009 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  October 29, 2009                                                                                          /s/  Curtis W. Stoelting
Curtis W. Stoelting
Chief Executive Officer

Dated:  October 29, 2009                                                                                          /s/  Peter A. Nicholson
Peter A. Nicholson
                           Chief Financial Officer

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.